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                                                    Exhibit 10(i)
                AMOCO FABRICS AND FIBERS COMPANY
                      CONSENT ACTION OF THE
                       BOARD OF DIRECTORS
                        October 15, 1996

     Action by Consent of Directors, Amoco Fabrics and Fibers

Company, ("the Company") effective October 15, 1996.

     We, the undersigned, being all of the Directors of the

Company, do hereby waive call, notice, meeting and vote and do hereby consent to, confirm and verify the following corporate action pursuant to authority vested by Delaware General

Corporation Law, Section 141(f):


                Amoco Fabrics and Fibers Company
                   Hourly 401(k) Savings Plan

     WHEREAS, Amoco Fabrics and Fibers Company maintains the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan ("Plan"); and
     WHEREAS, the first amendment of the Plan as Amended and Restated effective January 1, 1996 is now considered desirable;
     NOW, THEREFORE, BE IT
     RESOLVED, that pursuant to the power reserved the Company under subsection 12.1 of the Plan, the Plan is hereby amended, effective November 1, 1996, as reflected on Attachment A.
     FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized to take such actions as they may deem necessary or appropriate to carry out the intent and purpose of the foregoing resolution.

                Amoco Fabrics and Fibers Company
                  Salaried 401(k) Savings Plan

     WHEREAS, Amoco Fabrics and Fibers Company maintains the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan ("Plan"); and
     WHEREAS,  the  first  amendment  of  the  Plan  is  now
     considered desirable;
     NOW, THEREFORE, BE IT
     RESOLVED, that pursuant to the power reserved the Company under subsection 12.1 of the Plan, the Plan is hereby amended, effective November 1, 1996, as reflected on Attachment B.
     FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized to take such actions as they may deem necessary or appropriate to carry out the intent and purpose of the foregoing resolution.





                                   F. G. Andrusko



                                   B. J. Armistead



                                   J. Stover


          The undersigned Assistant Secretary does hereby certify that the signatories to the above instrument are, as of the date hereof, all of the Directors of the Company.



                                   Assistant Secretary
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                                                     Attachment A
                          Amendment to
                Amoco Fabrics and Fibers Company
                   Hourly 401(k) Savings Plan

1.    By  substituting for Section 2.4 of the Plan the  following new Section 2.4:
          "2.4  "Applicable Compensation" means amounts  paid  by
     Amoco or an Affiliated Company to an Employee who is eligible to participate as (i) basic salary and wages, including forms of base pay delivered in alternative forms such as piecework; payment by mileage for drivers; overtime; and shift differentials, (ii) pay-in-lieu of vacation, (iii) commissions, (iv) variable incentive payments, (v) bonuses in the year received while an Employee, including foreign service premium payments made prior to January 1, 1997, (vi) lump sum performance awards, and (vii) amounts contributed on behalf of the Employee to a cafeteria plan or a cash or deferred arrangement and not included in the Employee's gross income for federal income tax purposes under Section 125 or 402(e)(3) of the Code, but excluding (i) sign-on, retention, severance and separation payments, (ii) reward and recognition payments, (iii) remuneration received attributable to moving and educational expenses, (iv) expense allowances and reimbursement for federal income tax purposes, and (vi) any other items of remuneration.

     For any Plan Year beginning on or after January 1, 1994, the amount of Applicable Compensation taken into account under the Plan for any Participant will not exceed $150,000 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year. In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family"
     shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

     If compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000 (as adjusted in accordance with Code Section 401(a)(17))."

2.    By  adding the following new Section 2.26 immediately after
Section 2.25:
          "2.26      "Employee" means a person who is an employee
     of Amoco or an Affiliated Company."

3. By substituting for Section 3.1 of the Plan the following new Section 3.1:
          "3.1 Eligible Class. Each Hourly Employee employed by an Employer who is remunerated in U. S. Currency through an Employer's payroll system, who is classified as an employee by an Employer and who has not been specifically excluded pursuant to his Employer's participation agreement is in the eligible class, except the following:
          (a) an Hourly Employee who is represented by a union unless the union and the Employer have entered into a collective bargaining or other agreement that provides that the Hourly Employee shall participate in the Plan; or
          (b) an Hourly Employee who is a nonresident alien (within the meaning of Code Section 7701(b)(1)(B)) and who receives no earned income (within the meaning of Code
     Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or
          (c) an Hourly Employee who is employed by an Employer pursuant to an agreement that provides that the individual shall not be eligible to participate in the Plan."


4.    By adding the following new Section 16.14 immediately after
Section 16.13:
          "16.14       Uniformed    Services    Employment    and
     Reemployment Rights Act of 1994 ("USERRA"). Notwithstanding any provision of the Plan to the contrary, any Participant or Eligible Employee who is reemployed by an Employer after serving in the United States military within the time period prescribed by USERRA on or after December 12, 1994 shall be treated as not having incurred a break in service due to military service. Such reemployed individual shall have up to three times his period of military service to make missed Participant contributions, not to exceed five years. The Employer will make the applicable Company Matching Contributions with respect to any Participant contributions made pursuant to this Section. No interest will be charged on either the Participant and Company Matching Contributions, and the Participant will not be credited with interest or earnings that would have been earned on such contributions."